Exhibit 10.15
[BRAVO BRIO RESTAURANT GROUP, INC. LETTERHEAD]
[Date]
[Name]
[Address]
Dear [Name]:
     Pursuant to the Bravo Brio Restaurant Group, Inc. Stock Incentive Plan (the “Plan”), the Compensation Committee (the “Committee”) hereby grants you [________] shares of Bravo Brio Restaurant Group, Inc. (the “Company”) Common Stock (referred to herein as either the “Restricted Stock” or “Award”), effective as of [________] (the “Grant Date”).
     Your Award is subject to the terms and conditions of the Plan, which are incorporated herein by reference, and this letter (the “Award Agreement”). In the event of any contradiction, distinction or difference between this Award Agreement and the terms of the Plan, the terms of the Plan will control. All capitalized terms not defined herein shall have the meanings set forth in the Plan.
     Subject to your continued service with the Company or any of its Subsidiaries, one-third of your Award will vest on each of the first three anniversaries of the Grant Date. In addition, upon your death or Disability while you are providing services to the Company or any of its Subsidiaries, your Award will fully vest.
     If your service with the Company and its Subsidiaries terminates for any reason other than by reason of your death or Disability, then the unvested portion of your Award shall cease to vest and shall be forfeited with no further compensation due to you.
     If certificates are generally issued for other shares of Common Stock of the Company, you may receive certificate(s) for the Restricted Stock designating you as the registered owner. Upon such receipt, you agree to deliver the certificate(s) together with a signed and undated stock power, in the form of Exhibit A hereto, to the Company or the Company’s designee, authorizing the Committee to transfer title to the certificate(s) representing any shares of Restricted Stock that are forfeited under the terms of the Plan and this Award Agreement to the Company in the event that your service with the Company and its Subsidiaries should terminate for any reason prior to the lapse of the restrictions. Such certificate(s) for the Restricted Stock shall contain such legends as are determined by the Committee.
     As a condition precedent to your actual receipt of any certificates for any vested Restricted Shares, you shall, at the time the Restricted Stock becomes vested, or if you makes the election permitted to be made under Section 83(b) of the Internal Revenue Code of 1986, as amended, at the time of such election, pay to the Company in cash an amount equal to the applicable withholding, excise, employment or other taxes determined by the Committee as being required to be withheld or collected under applicable federal, state or local laws. Furthermore, the Company shall have the right to deduct and withhold any such applicable taxes from, or in respect of, any dividends or other distributions paid on the Restricted Stock. All taxes, if any, on any payments to you (or to your heirs, estate, legal representatives or other beneficiaries, as the case may be) hereunder shall be the responsibility of and shall be paid by such recipient(s).
     Unvested Restricted Stock may not be sold, transferred, pledged, or otherwise disposed of or hypothecated by you (or your heirs, estate, legal representatives or other beneficiaries, as the case may be) in any way and any attempt to do so shall be null and void and without legal force or effect.

     The Committee may amend the terms of this Award Agreement to the extent it deems appropriate to carry out the terms of the Plan. The construction and interpretation of any provision of this Award Agreement or the Plan shall be final and conclusive when made by the Committee.
     Nothing in this Award Agreement shall confer on you the right to continue in the service of the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate your service at any time.
     Please sign and return a copy of this Award Agreement to [ ]. Unless a signed copy of this Award Agreement is received within thirty (30) days after the date hereof, the Award shall lapse and become null and void. Your signature hereto also shall acknowledge that you have received and reviewed the Plan and that you agree to be bound by the terms of the Plan.

Very truly yours,

BRAVO BRIO RESTAURANT GROUP, INC.

By:
Name:
Title:
Accepted and Agreed:
_____________________________
Dated: _______________________
Enclosure      (Copy of Plan)

Exhibit A
STOCK POWER
     For Value Received, [Name] hereby sells, assigns and transfers unto Bravo Brio Restaurant Group, Inc. ______________ Shares of Restricted Stock of Bravo Brio Restaurant Group, Inc. standing in his name on the books of said corporation [represented by Certificate No. ___] herewith and does hereby irrevocably constitute and appoint ____________________ attorney to transfer the said stock on the books of the within named corporation with full power of substitution in the premises.
By: ________________________
Dated:________________
In presence of ______________